Exhibit 21.1

STEWART INFORMATION SERVICES CORPORATION AND SUBSIDIARIES

Name of Subsidiary	State, Territory or Country of Origin
Stewart Title of Alabama, LLC	Alabama

United Title Guaranty Agency, LLC	Alaska

Stewart Title & Trust of Tucson	Arizona

Stewart Title of Arkansas, LLC	Arkansas

Asset Preservation, Inc.	California
Intercity Capital Corporation	California
Intercity Escrow Services	California
Stewart Title of California, Inc.	California

SAB Holdings, LLC	Colorado

Stewart Institutional Exchange Services, LLC	Delaware
Stewart Title & Trust of Phoenix, Inc.	Delaware
Stewart Valuation Services, LLC	Delaware

Stewart Properties of Tampa, Inc.	Florida
Timeshare Administration Group, LLC	Florida

Kemp Title Agency, LLC	Kentucky

Stewart Title Group, LLC	Maryland
Stewart Title of Maryland, Inc.	Maryland

Broker’s Title, LLC	Missouri
CBKC Title & Escrow, LLC	Missouri
CBKC Title Holdings, LLC	Missouri
Metropolitan Title & Escrow, LLC	Missouri

Stewart Title of Albuquerque, LLC	New Mexico

Monroe-Gorman Title Agency, LLC	New York
Parked Properties NY, Inc.	New York
Stewart Title Insurance Company	New York

Red River Title Services, Inc.	North Dakota

First Ohio Title Insurance Agency, Ltd.	Ohio
RET Solutions, LLC	Ohio

Name of Subsidiary	State, Territory or Country of Origin
Oklahoma Land Title Services, LLC	Oklahoma
Stewart Title of Oklahoma, Inc.	Oklahoma

Yankton Title Company, Inc.	South Dakota

Memorial Title, LLC	Tennessee
Summit Land Title, LLC	Tennessee

ABC Title, LLC dba Prosperity Title Company	Texas
Advantage Title Solutions, LLC	Texas
Bedrock Title Company, LLC	Texas
Chadco Builders, Inc.	Texas
Classic Title Company, LLC	Texas
Crown Title Company of Houston, LLC	Texas
Dominion Title, LLC	Texas
Fulghum, Inc.	Texas
GESS Management, LLC	Texas
GESS Real Estate Investments, LP	Texas
Graystone Title Company, LLC	Texas
HMH Title Company, LLC	Texas
Home Retention Services, Inc.	Texas
IT24 of Houston, LLC	Texas
Landon Title Company, LLC	Texas
LCH Title Company, LLC	Texas
Millennium Title of Houston, LC	Texas
Millennium Title Company of North Texas, LLC	Texas
National Transfer Services, LLC	Texas
NETC Title Company, LLC	Texas
Priority Title Company of Dallas, LC	Texas
Priority Title Company of Houston, LC	Texas
Professional Real Estate Tax Service, LLC	Texas
Professional Real Estate Tax Service of North Texas, LLC	Texas
PropertyInfo Corporation	Texas
PSI-Fire, L.P.	Texas
Red Oak Title, LLC	Texas
S&S Title Company LLC	Texas
Stewart Financial Services, Inc.	Texas
Stewart Lender Services, Inc.	Texas
Stewart Solutions, LLC	Texas
Stewart Title Company	Texas
Stewart Title Guaranty Company	Texas
Stewart Title of Austin, LLC	Texas
Stewart Title of Lubbock, Inc.	Texas
Stewart Title of the Coastal Bend, Inc.	Texas
Strategic Title Company, LLC	Texas
Texarkana Title and Abstract Company, Inc.	Texas
Texas Guild Title, LLC	Texas
U.S. Title Company of Wichita County I, Ltd.	Texas

Name of Subsidiary	State, Territory or Country of Origin

Stewart Title Insurance Agency of Utah, Inc.	Utah
Western America Title Service, LLC	Utah

Brazos Insurance Company	Vermont

Richmond Settlement Solutions, LLC	Virginia
Stewart Land Title Services, L.L.C.	Virginia
Stewart Title & Settlement Services, Inc.	Virginia
Stewart Title & Escrow, Inc.	Virginia
Stewart Title of Shenandoah Valley, LC	Virginia

Stewart Title of Spokane, LLC	Washington

Stewart Lender Services - Latin America, S.A.	Costa Rica

Stewart Title Guaranty de México, S.A. de C.V.	Mexico

CTO 24/7 (Private) Limited	Pakistan

Stewart Title sp. z o.o.	Poland

Advantage Title Solutions, S.R.L.	Romania

Stewart Title Limited	United Kingdom